UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2011

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

As described in Item 2.03 below, on October 13, 2011, Tree.com, Inc. (the “Company”), through its subsidiary Home Loan Center, Inc. (“HLC”) entered into a new $100.0 million warehouse line of credit with Citibank, N.A. (“Citibank”).  Citibank, or its affiliates, has also participated as a secondary market investor by purchasing consumer loans from HLC from time to time. The information set forth below under Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2011, HLC entered into a new $100.0 million warehouse line of credit with Citibank.  The new Citibank facility will be used to fund consumer residential loans that are held for sale and will be secured by such loans.  The term of the new facility is through December 13, 2011.  Borrowings under the facility will bear interest at the 30-day LIBOR plus 3.25%.

Under the terms of this new facility, HLC is required to maintain various financial and other covenants.  These financial covenants include maintaining (i) a maximum ratio of total liabilities to tangible net worth of 10:1, (ii) a minimum liquidity of not less than the greater of (a) 3% of HLC’s actual total assets,  and (b) $7.0 million, (iii) tangible net worth of greater than $25.0 million, (iv) the ratio of (a)  a book value assigned to HLC servicing portfolio to (b) HLC’s tangible net worth of less than 1.5:1 and (v) HLC’s consolidated net income equal to or greater than $1.00 for at least one of the previous two consecutive fiscal quarters, as of the end of each fiscal quarter.

The terms of the new facility also include customary events of default (subject to applicable grace and notice periods), including among others, defaults based on (i) the nonpayment of principal, interest or fees, (ii) the failure of representations and warranties to be correct in any material respect, (iii) failure to observe certain other covenants, (iv) certain bankruptcy and insolvency events, (v) a change of control of HLC without consent, (vi) aggregate amount of all repurchase and indemnity obligations of HLC to its third party investors exceeds 50% of its liquidity, (vii) status as an FHA Approved Mortgagee or a VA Approved Lender is suspended or revoked, and (viii) a material adverse effect on HLC’s business, property or financial condition.

Additionally, HLC is required to maintain warehouse facilities from buyers and lenders other than Citibank in an aggregate amount of at least $50.0 million. HLC’s borrowings under the facility will be guaranteed by the Company and LendingTree, LLC.

Copies of the Master Repurchase Agreement and the related Pricing Side Letter for the new facility are filed with this report as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference herein.  The foregoing description of the Master Repurchase Agreement and Pricing Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such exhibits.

Item 9.01.              Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Master Repurchase Agreement, dated as of October 13, 2011, by and between Home Loan Center, Inc. and Citibank, N.A.

10.2	Pricing Side Letter dated as of October 13, 2011 by and between Home Loan Center, Inc. and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2011

TREE.COM, INC.

By:	/s/ Christopher R. Hayek
Christopher R. Hayek
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Master Repurchase Agreement, dated as of October 13, 2011, by and between Home Loan Center, Inc. and Citibank, N.A.

10.2	Pricing Side Letter dated as of October 13, 2011 by and between Home Loan Center, Inc. and Citibank, N.A.